--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2004

IMH ASSETS CORP. (as depositor under an Indenture, dated as of May 28, 2004, providing for, inter alia, the issuance of Collateralized Asset-Backed Bonds, Series 2004-5)

                                IMH Assets Corp.
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                    333-113187                 33-0705301
(State or Other Jurisdiction          (Commission             (I.R.S. Employer
of Incorporation)                     File Number)           Identification No.)

1401 Dove Street
Newport Beach, California
(Address of Principal                                                92660
Executive Offices)                                                (Zip Code)

Registrant's telephone number, including area code, is (949) 475-3600

--------------------------------------------------------------------------------

Item 2.

      Acquisition or Disposition of Assets.

      On May 28, 2004, a single series of bonds, entitled IMH Assets Corp., Collateralized Asset- Backed Bonds, Series 2004-5 (the "Bonds"), were issued pursuant to an indenture, dated as of May 28, 2004 (the "Agreement"), between Impac CMB Trust Series 2004-5, a Delaware statutory trust, as Issuer (the "Issuer"), and Deutsche Bank National Trust Company, as Indenture Trustee (the "Indenture Trustee").

      On June 25, 2004, following the closing of the initial issuance of the Bonds, the Indenture Trustee purchased from the Company certain Group I Subsequent Mortgage Loans, as defined in the Agreement, with an aggregate principal balance equal to $22,999,831.25 with funds on deposit in the pre-funding account (the "Pre-Funding Account") established pursuant to the Agreement at a purchase price equal to the principal balance thereof, which Group I Subsequent Mortgage Loans were conveyed to the Indenture Trustee pursuant to the Subsequent Transfer Instrument, dated June 25, 2004, between the Company and the Indenture Trustee (the "Instrument"). Attached to the Instrument is the Mortgage Loan Schedule listing the Group I Subsequent Mortgage Loans that are the subject of such Instrument.

Item 5.

      Other Events.

Description of the Mortgage Pool

      The Bonds, issued pursuant to the Agreement, evidence in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund"), consisting of mortgage loans (the "Mortgage Pool"). The Mortgage Pool is comprised of (1) one- to four-family, adjustable-rate first lien and fixed rate first and second lien mortgage loans and (2) adjustable-rate first lien multifamily mortgage loans having original terms to maturity of not greater than 30 years (the "Mortgage Loans"). As of the Closing Date, the Trust Fund primarily consisted of (i) the Mortgage Pool, which consisted of initial Mortgage Loans having an aggregate principal balance of approximately $1,402,468,104.34 as of May 1, 2004 and (ii) the Pre-Funding Account, which contained approximately $22,999,831.25.

      As more fully described above, on June 25, 2004, the Company purchased the Group I Subsequent Mortgage Loans with the funds on deposit in the Pre-Funding Account.

      The tables attached as an exhibit hereto describe certain characteristics of the Mortgage Pool as of May 1, 2004, with respect to the Group I Loans.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            (a)   Not applicable

            (b)   Not applicable

            (c)   Exhibits:

  Exhibit No.     Description
  -----------     -----------

      4.2 Subsequent Transfer Instrument, dated June 25, 2004, between IMH Assets Corp., as company, and Deutsche Bank National Trust Company, as indenture trustee of the Impac CMB Trust Series 2004-5, as purchaser.

      99.1 Characteristics of the Group I Loans as of May 1, 2004, relating to IMH Assets Corp., Collateralized Asset-Backed Bonds, Series 2004-5.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        By: /s/ Richard J. Johnson
                                            ----------------------------------
                                        Name:  Richard J. Johnson
                                        Title: Chief Financial Officer

Dated: July 12, 2004

                                  EXHIBIT INDEX

Exhibit Number                Description
--------------                -----------

4.2 Subsequent Transfer Instrument, dated June 25, 2004, between IMH Assets Corp., as company, and Deutsche Bank National Trust Company, as indenture trustee of the Impac CMB Trust Series 2004-5, as purchaser.

99.1 Characteristics of the Group I Loans as of May 1, 2004, relating to IMH Assets Corp., Collateralized Asset-Backed Bonds, Series 2004-5.